As filed with the Securities and Exchange Commission on June 6, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-1433334 (I.R.S. Employer Identification Number)
452 Fifth Avenue
New York, New York 10018
(212) 970-0269
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. Matthew Crusey
General Counsel
Bowhead Specialty Holdings Inc.
452 Fifth Avenue
New York, New York 10018
(212) 970-0269
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dwight S. Yoo
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	☐

Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated June 6, 2025
PROSPECTUS
Bowhead Specialty Holdings Inc.
18,004,156 Shares of Common Stock
The selling stockholders named in this prospectus may offer and sell from time to time up to 18,004,156 shares of our common stock. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.
Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 5.
Our common stock is listed on the New York Stock Exchange under the symbol “BOW”. On June 6, 2025, the last reported sale price of our common stock on The New York Stock Exchange was $36.02 per share.

Investing in the common stock involves risks. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June          , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the selling stockholders identified in this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time.
We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus or pursuant to any document hereafter incorporated by reference.
You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We and the selling stockholders have not authorized any other person to provide you with different information or make any representations other than those contained in this prospectus or in any applicable prospectus supplement or related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We urge you to read carefully this prospectus, the documents incorporated herein by reference (as supplemented and amended) and the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before deciding whether to purchase any of the shares of our common stock being offered hereunder.
Unless otherwise indicated or the context otherwise requires, all references to “Bowhead,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Bowhead Specialty Holdings Inc. and its subsidiaries. When we refer to “you” in this section, we mean all prospective purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are or will be the holders or only indirect owners of those securities.

PROSPECTUS SUMMARY
This summary highlights certain information about our business. This is a summary of information contained elsewhere in this prospectus, including the documents incorporated by reference herein, is not complete and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our business and the common stock offered by this prospectus, you should read this entire prospectus, including the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2024 and the financial statements and the related notes included therein and incorporated by reference in this prospectus.
Overview
We were founded in September 2020, backed by capital provided by GPC Partners Investments (SPV III) LP (“GPC Fund”), a private equity fund managed by Gallatin Point Capital LLC (“Gallatin Point”), and our strategic partner, American Family Mutual Insurance Company, S.I. (“AFMIC” and together with its subsidiaries, “AmFam”), to take advantage of favorable pricing environments, and to address a growing and unmet demand from brokers and policyholders for specialized insurance solutions and quality service in complex lines of business. Our principal objective is to create and sustain superior returns for our stockholders by generating consistent, underwriting profits across our product offerings and through all market cycles, while prudently managing capital.
We offer commercial specialty property and casualty insurance products to policyholders that vary in size, industry and complexity, focusing on casualty, professional liability, and healthcare liability risks. The policies we write are issued on AmFam paper under their own name through our wholly-owned managing general agency subsidiary, Bowhead Specialty Underwriters, Inc., in exchange for a ceding fee, and reinsured 100% to Bowhead Insurance Company, Inc., our wholly-owned insurance company subsidiary. This mutually beneficial partnership with AmFam has enabled us to grow quickly, but prudently, to take advantage of favorable market conditions, and allows us to deploy capital efficiently.
We are a nimble, remote-friendly organization that is able to attract best-in-class talent nationwide, who are committed to operational excellence and superior service. We are led by a highly experienced and respected underwriting team with a disciplined approach to underwriting and decades of individual, successful underwriting experience. We are supported by a collaborative culture that spans all functions of our business, which allows us to provide a consistent, positive experience for all our partners. We believe that our current market opportunity, differentiated expertise, relationships, culture and leadership team position us well to continue to grow our business profitably.

RISK FACTORS
Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in this prospectus, the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the sections entitled “Where You Can Find More Information” and “Information Incorporated By Reference.” These risks could materially adversely affect our business, results of operations or financial condition and the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “should”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our consolidated results of operations, financial condition, liquidity, prospects and growth strategies and the industries in which we operate, including, without limitation, statements relating to our future performance.
Forward-looking statements reflect our current expectations concerning future results and events, and are subject to known and unknown risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this prospectus as a result of various factors, including, among others:
•our inability to accurately assess our underwriting risk;
•intense competition for business in our industry;
•our inability to maintain our strategic relationship with AFMIC;
•a decline in AmFam’s financial strength rating or financial size category;
•exposure to certain risks arising out of our reliance on insurance retail agents, brokers and wholesalers as distribution channels;
•inadequate losses and loss expense reserves to cover our actual losses;
•unexpected changes in the interpretation of our coverage or provisions, including loss limitations and exclusions, in our policies;
•our reinsurers’ failure to reimburse us for claims on a timely basis, or at all;
•adverse economic factors and their impact on our growth and profitability;
•existing or future regulation and our ability to comply with these regulations;
•the loss of one or more key personnel;
•disruptions of our operations due to security breaches, loss of data, cyber-attacks and other information technology failures;
•increased costs as a result of operating as a public company; and
•other risks and uncertainties discussed in our filings with the SEC.
Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in or incorporated by reference into this prospectus are made only as of the date on the cover of the applicable document. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS
The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.

SELLING STOCKHOLDERS
The table below sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering the resale of shares of our common stock from time to time and the number of shares that the selling stockholders may offer pursuant to this prospectus.
On May 28, 2024, in connection with our initial public offering, we entered into a registration rights agreement with AFMIC, GPC Fund and our Chief Executive Officer (the “Registration Rights Agreement”). Subject to the terms and conditions of the Registration Rights Agreement, we agreed to file a shelf registration statement on Form S-3 to cover the shares of common stock owned by the stockholders party to the Registration Rights Agreement under certain circumstances, to use reasonable best efforts to cause the registration statement to become effective and to prepare and file with the SEC any amendments and supplements as may be necessary to keep such registration statement effective for a period of either (A) the maximum period of time permitted by the Securities Act of 1933 (the “Securities Act”) or (B) such shorter time ending when all common stock covered by the registration statement have been disposed of.
The table below sets forth certain information known to us, based on written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of June 2, 2025, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” Unless otherwise indicated, the address of each beneficial owner listed in the table below is: c/o Bowhead Specialty Holdings Inc., 452 Fifth Avenue, New York, NY 10018. Information about the selling stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus.
The percentages of shares owned set forth below are based on 32,781,565 shares of our common stock outstanding as of June 2, 2025.

Name of Selling Stockholders	Shares Beneficially Owned(1)		Number of Shares Registered Hereby(2)	Shares Beneficially Owned After Sale of All Shares Offered Hereby(1)
	Number	%		Number	%
AFMIC(3)	5,035,072	15.2%	6,371,482	167	*
GPC Fund(4)	10,968,445	33.5%	10,968,445	—	—
Stephen Sills	1,323,585	4.0%	664,229	659,356	2.0%
__________________
*= less than 1%
(1)Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(2)Represents the number of shares being registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus is a part.
(3)AFMIC is an indirect, wholly owned subsidiary of American Family Insurance Mutual Holding Company which, accordingly, may be considered a beneficial owner of the shares of common stock owned directly by AFMIC. The address of both entities is 6000 American Parkway, Madison, WI 53783. The number of shares listed above as beneficially owned by AFMIC includes shares underlying the warrants held by AFMIC that are exercisable within 60 days of the date hereof. The number of shares listed above as beneficially owned by AFMIC does not include the shares subject to the call option agreement referenced in footnote 4 below, which call option is not exercisable until May 2027. The number of shares registered by AFMIC includes shares of common stock underlying warrants that are not exercisable within 60 days of the date hereof.
(4)Reflects securities held by GPC Fund. Gallatin Point is the manager of GPC Partners GP LLC (“GPC GP”), which is the general partner of GPC Fund. Matthew Botein and Lewis (Lee) Sachs (together with GPC Fund, GPC GP and Gallatin Point, the “GPC Parties”) are the Co-Founders and Managing Partners of the ultimate parent of Gallatin Point and collectively make voting and investment decisions on behalf of GPC Fund. The address of the GPC Parties is 600 Steamboat Road, Greenwich, CT 06830. The number of shares beneficially owned and registered by GPC Fund hereby includes 816,471 shares that AFMIC has the right to acquire from GPC Fund pursuant to that certain call option agreement between GPC Fund and AFMIC, dated as of May 22, 2024.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•block trades in which a broker-dealer will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•directly to one or more purchasers, including affiliates;
•through agents;
•to or through brokers, dealers or underwriters;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•one or more underwritten offerings on a firm commitment or best efforts basis;
•a combination of any such methods of disposition; and
•any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) other facts material to the transaction that are required to be disclosed. In addition, upon being notified in writing by the selling stockholders that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters may be passed upon for any agents, selling stockholders or underwriters by counsel for such agents, selling stockholders or underwriters identified in the applicable prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at https://www.bowheadspecialty.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus or in any documents previously incorporated by reference. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation by Reference.” Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:
(a)our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “Annual Report”);
(b)portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;
(c)our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 6, 2025 (the “Quarterly Report”);
(d)our Current Report on Form 8-K filed with the SEC on May 6, 2025;
(e)the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, including any amendment or report filed for the purpose of updating such description; and
(f)all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities under this prospectus.
We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to Investor Relations, Bowhead Specialty Holdings Inc., 452 Fifth Avenue, New York, NY 10018, Telephone: (212) 970-0269, Email: investorrelations@bowheadspecialty.com.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.bowheadspecialty.com. The information on our website is not part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the various costs and expenses payable by us in connection with the distribution of the securities registered hereby. All amounts are estimates, except for the SEC registration fee.

SEC registration fee		$99,893.25
Printing fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total(1)	$	*
__________________
*These fees are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.
Item 15.     Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), allows a corporation to provide in its certificate of incorporation that a director or executive officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit or the executive officer in any action by or in the right of the corporation. Our amended and restated certificate of incorporation (the “Charter”) provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests; provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Our Charter provides that we. shall, to the fullest extent legally permissible under the DGCL, indemnify and hold harmless officers, employees and directors of the Company for certain liabilities reasonably incurred in connection with such person’s capacity as an officer, employee or director.
Indemnification Agreements
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Charter and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Charter and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ and Officers’ Liability Insurance
We maintain directors’ and officers’ liability insurance policies, which insure against liabilities that our directors or officers may incur in such capacities. These insurance policies, together with the indemnification agreements, may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act or otherwise.
Underwriting Agreement
The form of underwriting agreement to be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC may provide for indemnification of directors and certain officers of the registrant by the underwriters against certain liabilities.

Item 16.    Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1
Amended and Restated Certificate of Incorporation of Bowhead Specialty Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2024)

3.2	Amended and Restated Bylaws of Bowhead Specialty Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2024)

4.1
Registration Rights Agreement, dated as of May 28, 2024, between Bowhead Specialty Holdings Inc. and the investors party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2024)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (included on signature page).

107	Filing Fee Table
__________________
*To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
Item 17.    Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 6, 2025.

BOWHEAD SPECIALTY HOLDINGS INC.

By:	/s/ Stephen Sills
Name: Stephen Sills
Title: Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Stephen Sills and H. Matthew Crusey as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Sills	Chief Executive Officer, President and Director (Principal Executive Officer)	, 2025
Stephen Sills

/s/ Brad Mulcahey	Chief Financial Officer and Treasurer (Principal Financial Officer)	, 2025
Brad Mulcahey

/s/ Shirley Yap	Chief Accounting Officer (Principal Accounting Officer)	, 2025
Shirley Yap

/s/ Matthew Botein	Chairperson	, 2025
Matthew Botein

/s/ Tom Baker	Director	, 2025
Tom Baker

/s/ Angela Brock-Kyle	Director	, 2025
Angela Brock-Kyle

/s/ Zhak Cohen	Director	, 2025
Zhak Cohen

/s/ Fabian Fondriest	Director	, 2025
Fabian Fondriest

/s/ David Foy	Director	, 2025
David Foy

/s/ David Holman	Director	, 2025
David Holman

/s/ Ava Schnidman	Director	, 2025
Ava Schnidman

/s/ Troy Van Beek	Director	, 2025
Troy Van Beek